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                                                                   EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of our report dated January 21, 1997 with respect to the consolidated financial statements of Zynaxis, Inc. and subsidiaries for the year ended December 31, 1996 included in CytRx Corporation's Amendment No. 1 to Form 8-K filed on June 3, 1997 and to all references to our Firm included in this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement.



Philadelphia, Pa.,
 May 20, 1998